EXHIBIT 4.10


               Void after 5:00 p.m. Los Angeles, California Time,
                                on August 8, 2003

             This Warrant to Purchase 60,000 shares of Common Stock

THIS WARRANT AND THE SHARES OF COMMON STOCK UNDERLYING THIS WARRANT (collectively, the "Securities") HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (the "Securities Act") AND MAY NOT BE SOLD OR TRANSFERRED, UNLESS THE SECURITIES ARE REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM SUCH REGISTRATION UNDER THE SECURITIES ACT IS APPLICABLE.

                          ----------------------------

                        WARRANT TO PURCHASE COMMON STOCK

                                       OF

                                  CAPRIUS, INC.

                             a Delaware corporation

               This is to certify that, FOR VALUE RECEIVED,
                                                            --------------------
("the Holder"), is entitled to purchase, subject to the provisions of this Warrant, from Caprius, Inc., a Delaware corporation (the "Company"), Sixty Thousand (60,000) fully paid, validly issued and non-assessable shares of common stock, $0.01 par value, of the Company ("Common Stock") at any time from the date hereof through and including August 8, 2003, subject to earlier termination in accordance with Section (j) hereof ("Exercise Period"). The Warrant exercise price shall be Twenty-Five Cents ($0.25) for each share of Common Stock of the Company. The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid for each share of Common Stock may be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Shares" and the exercise price of a share of Common Stock in effect at any time, and as adjusted from time to time, is hereinafter sometimes referred to as the "Exercise Price."

               (a)  Exercise of Warrant. This Warrant may be exercised in whole
                    -------------------
or in part at any time during the Exercise Period. During the Exercise Period the Holder shall have the right to exercise this Warrant into the kind and amount of shares of Common Stock (and other securities and property (including cash) receivable by a holder of the number of shares of Common Stock into which this Warrant might have been exercisable immediately prior thereto pursuant to Section (f) hereof). This Warrant, subject to the provisions hereof, may be exercised by presentation and surrender hereof to the Company at its principal office, or at the office of its stock transfer agent, if any, with the Purchase Form annexed hereto duly executed and accompanied by payment (by certified check or wire transfer) of the Exercise Price for the number of Warrant Shares specified in such form. As soon as practicable after each such exercise of the Warrant, but not later than five (5) business days from the date of such exercise, the Company shall issue and deliver to the Holder (or the person designated in the Purchase Form) a certificate or certificates for the Warrant


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Shares issuable upon such exercise, registered in the name of the Holder or its designee. The Common Stock and any Warrants issued in exchange for this Warrant shall be issued with such restrictive legends as are required by the Act or the Regulations thereunder. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable thereunder.

               (b)  Reservation of Shares. The Company shall at all times
                    ---------------------
reserve for issuance and/or delivery upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance and delivery upon exercise of the Warrant.

               (c)  Fractional Shares. No fractional shares or script
                    -----------------
representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of a share (the "Trading Price"), determined as follows:

                    (1) If the Common Stock is listed on a National Securities Exchange or admitted to unlisted trading privileges on such Exchange or listed for trading on the NASDAQ System, the current market value shall be the last reported sale price of the Common Stock on such Exchange or System on the last business day prior to the date of exercise of this Warrant or if no such sale is made on such day, the average closing bid and asked prices for such day on such Exchange or System; or

                    (2) If the Common Stock is not so listed or admitted to unlisted trading privileges, the current market value shall be the mean of the last reported bid and asked prices reported by the National Quotation Bureau, Inc. on the last business day prior to the date of the exercise of this Warrant; or

                    (3) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current market value shall be an amount not less than book value thereof as at the end of the most recent fiscal year of the Company ending prior to the date of the Warrant, determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

               (d)  Exchange, Transfer Assignment or Loss of Warrant. This
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Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. Upon surrender of this Warrant to the Company at its principal office or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled. The term "Warrant" as used herein includes any Warrants into which this Warrant may be divided or exchanged for this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of


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


like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

               (e)  Rights of the Holder. The Holder shall not, by virtue
                    --------------------
hereof, be entitled to any rights of a stockholder in the Company, either at law or equity except with respect to certificates representing shares of Common Stock issued upon exercise of this Warrant. The rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein. Prior to due presentment for registration or transfer of this Warrant, the Company may deem and treat the Holder as the absolute owner of this Warrant for purposes of any exercise hereof and for all other purposes of the Company shall not be affected by any notice to the contrary.

               (f)  Anti-Dilution Provisions. The Exercise Price in effect at
                    ------------------------
any time and the number and kind of securities purchasable upon the exercise of the Warrants shall be subject to adjustment from time to time upon the happening of certain events as follows:

                    (1) In case the Company shall (i) declare a stock dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding share of Common Stock into a smaller number of shares, the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Exercise Price by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action, and the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action. Such adjustment shall be made successively whenever any event listed above shall occur.

                    (2) Whenever the Exercise Price payable upon exercise of each Warrant is adjusted pursuant to Subsection (1) above, the number of shares purchasable upon exercise of this Warrant shall simultaneously be adjusted by multiplying the number of shares initially issuable upon exercise of this Warrant by the Exercise Price in effect on the date hereof and dividing the product so obtained by the Exercise Price, as adjusted.

                    (3) Whenever the Exercise Price is adjusted, as herein provided, the Company shall promptly cause a notice setting forth the adjusted Exercise Price and adjusted number of shares issuable upon exercise of each Warrant to be mailed to the Holders, at their last addresses appearing in the Warrant register, and shall cause a certified copy thereof to be mailed to its transfer agent, if any. The Company may retain a firm of independent certified public accountants selected by the Board of Directors (who may be the regular accountants employed by the Company) to make any computation required by this Section (f), and a certificate signed by such firm shall be conclusive evidence of the correctness of such adjustment.

                    (4) In the event that at any time, as a result of an adjustment made pursuant to Subsection (1) above, the Holder of this Warrant thereafter shall become entitled to receive any shares of the Company, other than Common Stock, thereafter the number of such other shares so receivable upon


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


exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Subsection (1) above.

                    (5) Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon exercise of this Warrant, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the similar Warrants initially issuable pursuant to this Agreement.

               (g)  Officer's Certificate. Whenever the Exercise Price shall be
                    ---------------------
adjusted as required by the provisions of Section (f) hereof, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office and with its stock transfer agent, if any, an officer's certificate showing the adjusted Exercise Price determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment, including a statement of the number of additional shares of Common Stock, if any, and such other facts as shall be necessary to show the reason for and the manner computing such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the Holder or any holder of a Warrant executed and delivered pursuant to Section (h) hereof and the Company shall forthwith after each such adjustment, mail a copy by certified mail of such certificate to the Holder or any such holder.

               (h)  Notices to Warrant Holders. So long as this Warrant shall be
                    --------------------------
outstanding, (i) if the Company shall pay any dividend or make any distribution upon the Common Stock or (ii) if the Company shall offer to all the holders of Common Stock for subscription or purchase by them of any share of any class or any other rights or (iii) if the capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale of all or substantially all of the property and assets of the Company to another corporation or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then in any such case, the Company shall cause to be mailed to the Holder, at least ten days prior to the date specified in (x) or (y) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (x) a record is to be taken for the purpose of such dividend, distribution or rights, or (y) such reclassification, reorganization, consolidation, merger, sale, dissolution, liquidation or winding up is to take place and date, if any is to be fixed, as of which the holders of the Common Stock or other securities shall receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up. Notwithstanding the above, the failure to give such notice shall not affect the validity of any transaction for which the notice was required to be given.

               (i)  Reclassification, Reorganization or Merger. In case of any
                    ------------------------------------------
reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company, or in case of any consolidation or merger of the Company with or into another corporation, other than a merger with a subsidiary, in which merger the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant, or in case of any sale to another corporation of the property of the Company as an entirety, the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that the Holder shall have the right thereafter by exercising this Warrant at any time prior to the


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expiration of the Warrant, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization and other change, consolidation, merger or sale by a holder of the number of shares of Common Stock which might have been purchased upon exercise of this Warrant immediately prior to such reclassification, change consolidation, merger or sale; provided that, the resulting entity is a publicly traded corporation, otherwise this Warrant shall terminate upon the closing of such transaction to the extent then unexercised. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this Section (i) shall similarly apply to successive reclassification, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers or sales. In the event that in connection with any such capital reorganization any shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for a security of the Company other than Common Stock, any such issue shall be treated as an issue of Common Stock covered by the provisions of Subsection (1) of Section (f) hereof.

               (j)  Callable Warrant. This Warrant may be called by the Company,
                    ----------------
at its discretion, if the average Trading Price (as defined in Section (c) hereof) for any period of twenty (20) consecutive trading days equals or exceeds 180% of the then Exercise Price. The call price shall be $.01 per share of Common Stock exercisable under this Warrant. In case the Company decides to call this Warrant, it shall give written notice to the Holder at least ten (10) days prior to the proposed call date (the "Call Date") describing the call. Any right to exercise this warrant shall terminate at 5:00 P.M., Los Angeles time, on the Call Date.

               (k)  Registration. If at any time prior to the Expiration Date
                    ------------
the Company proposes to register shares of its Common Stock under the Securities Act on any form for the registration of its Common Stock under the Securities Act (the "Registration Statement") for the account of stockholders (other than a registration relating to (i) a registration of a stock option, stock purchase or compensation or incentive plan or of stock issued or issuable pursuant to any such plan, or a dividend investment plan; (ii) a registration of securities proposed to be issued in exchange for securities or assets of, or in connection with a merger or consolidation with, another corporation; or (iii) a registration of securities proposed to be issued in exchange for other securities of the Company) in a manner which would permit registration of the Shares for sale to the public under the Securities Act (a "Piggyback Registration"), it will at such time give prompt written notice to the Holder within 30 days of its intention to do so and of the Holder's rights under this Section (k). Such rights are referred to hereinafter as "Piggyback Registration Rights". Upon the written request of the Holder to the Company made within ten
(10) days after the giving of any such notice (which request shall specify the number of Shares intended to be disposed of by the Holder and the intended method of disposition thereof), the Company will include in the Registration Statement the Shares which the Company has been so requested to register by the Holder, provided that the Company's obligation shall continue after exercise of the Warrants, but it need not include any Shares in a Registration Statement filed after the Expiration Date.

                    (1) If, any time after giving written notice of its intention to register any securities in a Piggyback Registration but prior to the effective date of the related Registration Statement filed in connection with such Piggyback Registration, the Company shall determine for any reason not to register such securities, the Company will give written notice of such


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


determination to the Holder and thereupon shall be relieved of its obligation to register any Shares in connection with such Piggyback Registration.

                    (2)  The Holder may elect in writing, not later than three
(3) business days prior to the effectiveness of the Piggyback Registration not to have his Shares so included in connection with the Registration Statement.

                    (3) If the securities covered by the Registration Statement are to be underwritten, the Company shall not be required to include therein any of the Shares unless the Holder accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by it. If in the opinion of the managing underwriter, the registration of all, or a part of, the Shares which the Holder has requested to be included in the Registration Statement would adversely affect such public offering, then, (i) the Company shall be required to include in the underwriting only the number of Shares, if any, which the managing underwriter believes may be sold without causing such adverse effect, and the number of Shares that may be included in such registration shall be allocated among all selling stockholders, requesting to participate in such registration in proportion (as nearly as practicable) to the amount of shares of Common Stock owned by each selling stockholder (including the Holder), or (ii) the Company may require the selling shareholders (including the Holder) to delay any offering of the Shares for a period of up to ninety (90) days.

                    (4) The Company is obligated to file only one Registration Statement pursuant to this Section 7 which is declared effective under the Securities Act. The Piggyback Registration Rights under this Section __ are the only rights granted by the Company to the Holder to include the Warrant Shares in a Registration Statement.

               (l)  Miscellaneous.
                    -------------

                    (1)  Binding Effect. The terms and conditions of this
                         --------------
Warrant shall be binding upon and shall inure to the benefit of the Company and the Holder.

                    (2)  Successors and Assigns. All the covenants and
                         ----------------------
provisions of this Warrant by or for the benefit of the Company and the Holder shall bind and inure to the benefit of their respective successors and permitted assigns hereunder.

                    (3)  Entire Agreement. This Warrant is intended by the
                         ----------------
parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights under the Securities Act granted by the Company with respect to this Warrant or the Warrant Shares. This Warrant is issued pursuant to a Settlement Agreement and Mutual Release of All Claims, dated as of August __ 2000, among the Company, Kessler and the other parties thereto. This Warrant supersedes all prior agreements and understandings between the parties with respect to the subject matter herein.

                    (4)  Amendments and Waivers. This Warrant may not be
                         ----------------------
amended, modified or terminated except by a writing signed by all parties.


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                    (5)  Governing Law. This Warrant shall be governed by and
                         -------------
construed in accordance with the laws of the State of Delaware.

                    (6)  Notices. All written notices, demands or requests of
                         -------
any kind, which either party may be required or may desire to serve on the other in connection with this Warrant, must be served by registered or certified mail, with postage prepaid and return receipt requested, to the following address:

                    If to the Holder, to:

                    Saundra J. Kessler as guardian for
                    Nicholas C. Kessler, a minor
                    253A 26th Street
                    Suite 200
                    Santa Monica, California  90402

                    If to the Company, to:

                    Caprius, Inc.
                    One Parker Place
                    Fort Lee, New Jersey 07024
                    Attn: George Aaron, President

or to such other address as either party hereto may duly give to the other. In lieu of mailing, either party may cause delivery of such notices, demands and requests to be made by personal service, provided that acknowledgement of receipt is made. Notice shall be deemed given upon personal delivery or prepaid three (3) days after depositing in the U.S. Mail, postage.

                    (7)  Headings. The Article and Section headings herein are
                         --------
for convenience only and are not part of this Warrant and shall not effect the interpretation thereof.

               IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and attested by the Undersigned, each being duly authorized, as of the date below.

                                           Caprius, Inc., a Delaware Corporation

                                           By:
                                              ----------------------------------
                                              Name:  George Aaron
                                              Title: President

Dated:              , 2000
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                                  PURCHASE FORM
                                  -------------

                                                    Dated:                , 200
                                                          ----------------     -

               The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing shares of Common Stock and hereby makes payment of , in payment of the actual exercise price thereof.

                     INSTRUCTIONS FOR REGISTRATION OF STOCK

Name:
     ---------------------------------------------------------------------------
                  (Please typewrite or print in block letters)

Address:
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Signature:
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  Tax Identification Number:
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                                 ASSIGNMENT FORM
                                 ---------------

     FOR VALUE RECEIVED,
                        --------------------------------------------------------
hereby sells, assigns and transfers unto

Name:
      --------------------------------------------------------------------------
                  (Please typewrite or print in block letters)

Address:
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the right to purchase Common Stock represented by this Warrant to the extent of shares as to which such right is exercisable and does hereby
------------
irrevocably constitute and appoint                        Attorney, to transfer
                                   ----------------------
the same on the book of Caprius, Inc. with full power of substitution in the premises.

Date:                              , 200
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Signature:
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